Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Amendment No. 2 to Form S-1 of our report dated June 18, 2024, relating to the financial statements of SilverBox Corp IV, as of April 23, 2024 and for the period from April 16, 2024 (inception) through April 23, 2024, which is contained in that Prospectus. We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

New York, New York
August 5, 2024